UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10967	36-3161078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

(630) 875-7450
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 11, 2009, First Midwest Bancorp, Inc. (“First Midwest”) announced that it was amending its previously announced offer to exchange shares of First Midwest common stock for the Company’s 5.85% Subordinated Notes due 2016.  The amendment increases the maximum number of shares of First Midwest common stock that may be issued in the exchange from 3.5 million shares to 4.5 million shares. All other terms of the exchange remain unchanged.  The press release related to this amendment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

99.1           Press Release dated September 11, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FIRST MIDWEST BANCORP, INC.
                        (Registrant)

Date:  September 11, 2009                                                                             By:/s/ Cynthia A. Lance____________________
                              Name:  Cynthia A. Lance
                            Title:  Executive Vice President and
                        Corporate Secretary

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